UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2022

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, the Compensation Committee of the Board of Directors of Camping World Holdings, Inc. (the “Company”) approved changes to the compensation of certain executive officers.

The Compensation Committee approved, effective June 1, 2022, an increase to the base salary of Karin Bell, the Company’s Chief Financial Officer, from $350,000 to $400,000 and an increase in Ms. Bell’s annual bonus target from 150% of base salary to 200% of base salary.

The Compensation Committee also approved, effective June 1, 2022, an increase in the incentive compensation percentage for Matthew Wagner, the Company’s Executive Vice President, to 0.15% of the Company’s consolidated EBITDA for the applicable calendar year from 0.10% of the EBITDA of CWGS Enterprises, LLC (as determined by the Company’s Chief Financial Officer), payable in monthly draws based on estimated consolidated EBITDA for the applicable calendar year, subject to adjustment based on actual EBITDA performance. In addition, the Compensation Committee increased Mr. Wagner’s target annual bonus from 30% of base salary to a maximum of $500,000 based on performance achievement against specified performance objectives. In addition, if Mr. Wagner’s employment is terminated for any reason, Mr. Wagner will be entitled to receive (i) Mr. Wagner’s target annual bonus for the year in which termination occurs, prorated based on the number of days Mr. Wagner was employed during such year, and (ii) any incentive compensation for the calendar year in which Mr. Wagner’s employment is terminated (equal to the product of the consolidated EBITDA for the 12 month period ending on the last day of the calendar month immediately preceding the date of termination and Mr. Wagner’s incentive compensation percentage), prorated based on the number of days Mr. Wagner was employed during such year.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 13, 2022, the Company held its Annual Meeting of Stockholders. Total votes eligible to be cast at the meeting as of the March 18, 2022 record date were 102,185,808, of which 91,101,755 votes were cast in person or by proxy at the meeting, consisting of approximately 89.15% of the total votes eligible to be cast. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2022.

Proposal 1 — Election of three Class III directors to serve until the annual meeting of stockholders in 2025 and until their respective successors shall have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non- Votes
Brian P. Cassidy	76,860,715	4,995,416	9,245,624
Marcus A. Lemonis	78,198,053	3,658,078	9,245,624
Michael W. Malone	76,902,020	4,954,111	9,245,624

Proposal 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
90,911,604	129,105	61,046	0

Proposal 3 — Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
75,740,644	5,707,724	407,763	9,245,624

Based on the foregoing votes, Brian P. Cassidy, Marcus A. Lemonis, and Michael W. Malone were elected as Class III directors, and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Karin L. Bell
Name:	Karin L. Bell
Title:	Chief Financial Officer

Date: May 16, 2022